Exhibit 1.1.

EXECUTION COPY

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

9,548,879 Shares of Common Stock

Underwriting Agreement

March 10, 2006

RBC Capital Markets Corporation
One Liberty Plaza, 6th floor
New York, New York 10006
As Underwriter

Ladies and Gentlemen:

The stockholders listed in Schedule I hereto (collectively, the “Selling Stockholders”) propose to sell (the “Offering”) to RBC Capital Markets Corporation as underwriter (the “Underwriter”), an aggregate of 9,548,879 shares, of common stock, par value $0.01 per share (the “Shares”) of Alaska Communications Systems Group, Inc., a Delaware corporation (the “Company”). The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-121433). Such registration statement, as amended at the date hereof, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the “Registration Statement”. The Registration Statement includes a prospectus prepared in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Securities Act”), relating to common stock of the Company and the offering thereof from time to time in accordance with Rule 415 under the Securities Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission. As provided in Section 4(a), a prospectus supplement reflecting the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the “Prospectus Supplement.” The base prospectus dated January 7, 2005 included in the Registration Statement relating to all offerings of securities under the Registration Statement (the “Base Prospectus”), as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” except that, if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), that are incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, the term “Disclosure Package” shall mean (i) the Base Prospectus and all documents filed by the Company pursuant to the Exchange Act and incorporated by reference into the Registration Statement and other information as identified on Schedule V hereto, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule IV hereto and (iii) any other free writing prospectus as defined in Rule 405 of the Securities Act (“Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

2. Purchase of the Shares by the Underwriter. (a) Each Selling Stockholder agrees, severally and not jointly, to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Selling Stockholders at a price per share (the “Purchase Price”) of $10.75 the number of Shares set forth under such Selling Stockholder’s name in Schedule I hereto.

(b)	The Selling Stockholders and the Company understand that the Underwriter intends to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable, and initially to offer the Shares on the terms set forth in the Disclosure Package. The Selling Stockholders and the Company acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.

(c)	Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholders to the Underwriter in the case of the Shares at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, 10022 at 10:00 A.M. New York City time on March 15, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Stockholders may agree upon in writing. The time and date of such payment for the Shares are referred to herein as the “Closing Date”.

Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter for the account of the Underwriter of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request prior to the Closing Date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholder. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of Shearman & Sterling LLP set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.	Representations and Warranties of the Company, the Selling Stockholders and the Underwriter.

(a)	The Company represents and warrants to the Underwriter that:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, the date of the Prospectus Supplement and at the Closing Date, the Registration Statement (including without limitation, the documents incorporated by reference therein) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (including without limitation, the documents incorporated by reference therein) or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(b) hereof.

The Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Disclosure Package. As of 9:30 am (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(b) hereof.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act.

(iv) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)) the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 6(b) hereof.

(vi) Financial Statements. The financial statements and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared, in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus present, in all material respects, fairly the information required to be stated therein. The selected financial information included in each of the Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in or incorporated by reference into each of the Disclosure Package and the Prospectus, except as otherwise stated therein and except, in the case of interim financial statements and information, for normal year-end adjustments.

(vii) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, in or affecting or reasonably expected to affect the business, financial position, or results of operations of the Company and its subsidiaries taken as a whole; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Disclosure Package and the Prospectus.

(viii) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, financial position, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity other than the subsidiaries listed in Schedule II to this Agreement and each such subsidiary is organized in the jurisdiction set forth beside each subsidiary’s name on Schedule II to this Agreement. As used in this Agreement, “subsidiary” or “subsidiaries” shall mean both direct and indirect subsidiaries of an entity.

(ix) Capitalization. The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus under the headings “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by each of the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus; and, except as disclosed in each of the Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described in each of the Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(x) Due Authorization. The Company has corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby and in each of the Disclosure Package and the Prospectus have been duly and validly taken.

(xi) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) The Shares. All of the issued and outstanding shares of Stock (including the Shares to be sold by the Selling Stockholders hereunder) have been duly authorized by the Company and are fully paid and non-assessable and conform to the descriptions thereof in each of the Disclosure Package and the Prospectus; and the issuance of the Shares was not subject to any preemptive or similar rights.

(xiii) No Violation or Default. Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (B) and (C) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv) No Conflicts. The execution, delivery and performance by the Company of this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xv) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except for the registration of the Shares under the Securities Act, which have been obtained, and such other consents, approvals, authorizations, orders and registrations or qualifications under applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. or the Nasdaq National Market (the “Nasdaq”) that have been obtained prior to the date hereof in connection with the purchase and distribution of the Shares by the Underwriter.

(xvi) Legal Proceedings. Except as described in each of the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or threatened by others; and (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in each of the Disclosure Package and the Prospectus that are not so described and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed or described.

(xvii) Independent Accountants. Deloitte & Touche LLP and KPMG LLP, who have certified or reviewed certain financial statements of the Company and its subsidiaries, are each independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

(xviii) Title to Real and Personal Property. Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material and necessary to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (B) would not, individually or in the aggregate, to have a Material Adverse Effect.

(xix) Title to Intellectual Property. Except as described in each of the Disclosure Package and the Prospectus, to the Company’s knowledge, the Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, know-how and other intellectual property rights which are material and necessary for their respective businesses as described in each of the Disclosure Package and the Prospectus, including, without limitation, those intellectual property rights described in each of the Disclosure Package and the Prospectus as being owned by them for the conduct of their respective businesses, except where the failure to own or possess such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Disclosure Package and the Prospectus, the Company has no knowledge of any claim filed against the Company to the contrary or any written challenge by any other person to the rights of the Company or its subsidiaries, with respect to the foregoing, other than any such claim or challenge that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have made all declarations and filings, including, without limitation, assignments and payment of fees, with the appropriate local, state or federal regulatory bodies which are necessary to maintain in full force and effect ownership and possession of the intellectual property rights of the Company and its subsidiaries, except where such failure to make the same would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received written notification of any revocation or modification of any intellectual property right, and has no reason to believe that any renewable intellectual property right will not be renewed, other than any revocation, modification or failure to renew that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries infringes any trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, patents or other intellectual property or franchise right of any person, other than any infringement or conflict that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in each of the Disclosure Package and the Prospectus, and except any claim that that would not, individually or in the aggregate, have a Material Adverse Effect, no claim has been filed against the Company or any of its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, know-how, license in or other intellectual property right or franchise right of any person.

(xx) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Disclosure Package or the Prospectus and that is not so described.

(xxi) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares by the Selling Stockholders, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(xxii) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Disclosure Package and the Prospectus, there is no material tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xxiii) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are material and necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxiv) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened that would have a Material Adverse Effect.

(xxv) Compliance With Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxvi) Compliance With ERISA. Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxvii) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient in all material respects to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxviii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable for companies in this industry; and neither the Company nor any of its subsidiaries has (A) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxix) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx) No Restrictions on Subsidiaries. Except as disclosed in each of the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxxi) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xxxii) No Registration Rights. Except as set forth in each of the Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares to be sold by the Selling Stockholders hereunder.

(xxxiii) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could cause or result in any stabilization or manipulation of the price of the Shares.

(xxxiv) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including, without limitation, Section 402 related to loans, Section 404 related to internal financial reporting controls, and Sections 302 and 906 related to certifications.

(xxxv) Nasdaq Listing. The Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted for trading on the Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Stock under the Exchange Act or delisting the Stock from the Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or quotation.

(xxxvi) Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company or any of its subsidiaries operate, the rules and regulations thereunder and any similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(b)	Each of the Selling Stockholders represents and warrants to the Underwriter that:

(i) Organization. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization.

(ii) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(iii) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Shares to be sold by such Selling Stockholder or any other property or assets of such Selling Stockholder pursuant to, any material indenture, credit agreement, note, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the charter, certificate of limited partnership, certificate of formation, limited partnership agreement, operating agreement, by-laws or similar organizational documents of such Selling Stockholder, or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(iv) Title to Shares. Such Selling Stockholder is the record and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Shares in blank, and, assuming that the Underwriter purchase such Shares without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”)), upon sale and delivery of, and payment for, such securities as provided herein, the Underwriter will acquire the interest of such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has to transfer such Shares) in such Shares and will acquire the Shares, free and clear of any adverse claim (within the meaning of Section 8-105 of the UCC).

(v) No Stabilization. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that could cause or result in any stabilization or manipulation of the price of the Shares.

(vi) No Broker’s Fees. Such Selling Stockholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(vii) Registration Statement, the Disclosure Package, the Prospectus and any Free Writing Prospectus. (1) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) as of the Initial Sale Time and on the Closing Date, the Disclosure Package did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (3) as of the Initial Sale Time and on the Closing Date, any Free Writing Prospectus or any amendment or supplement thereto used by the Company or the Underwriter, as the case may be, did not and will not contain any untrue statement of a material fact or omit the state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (4) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such supplement or amendment, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 3(b)(vii) only apply to statements or omissions in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus based upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

(viii) Confirmation of Company Representations and Warranties. Such Selling Stockholder is not prompted to sell its Shares pursuant to this Agreement as a result of any material information concerning the Company or its subsidiaries which is not set forth in each of the Disclosure Package and the Prospectus.

(ix) The Shares. To such Selling Stockholder’s knowledge, the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

(x)	No Free Writing Prospectuses. Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and represents that it has not distributed any written materials in connection with the offer or sale of the Shares.

(c)	The Underwriter represents and warrants to the Company and the Selling Stockholders that it has not used, authorized use of, referred to, or participated in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any document identified on Schedule V, (ii) any Issuer Free Writing Prospectus identified on Schedule IV, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (ii), an “Underwriter Free Writing Prospectus”).

4.	Further Agreements of the Company, the Selling Stockholders and the Underwriter.

(a)	The Company covenants and agrees with the Underwriter that:

(i) Prospectus Supplement; Delivery of Prospectus. The Company has prepared a Prospectus Supplement that complies, in all material respects, with the Securities Act and that sets forth the amount of the Shares and their terms, the name of the Underwriter and the number of the Shares that it has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Selling Stockholders, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriter as many copies of the Disclosure Package and the Prospectus as the Underwriter shall reasonably request.

(ii) Delivery of Copies. If requested, the Company has furnished or will deliver to the Underwriter, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act (the “Prospectus Delivery Period”), such number of copies of the Disclosure Package and the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T

(iii) Amendments or Supplements. To the extent occurring prior to the Closing Date, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act, or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and, except as required by applicable law or regulation, will not file or use any such document to which the Underwriter shall reasonably object.

(iv) Notice to the Underwriter. During the Prospectus Delivery Period, the Company will notify the Underwriter immediately, and confirm the notice in writing, (A) of the effectiveness of any amendment to the Registration Statement, (B) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (C) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (D) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(v) Ongoing Compliance of Securities Laws. The Company will comply, in all material respects, with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinions of counsel for the Underwriter and the Company, to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 4(a)(iii), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(vi) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such Free Writing Prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(vii) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as generally required for distribution of the Shares; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(viii) Earnings Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(ix) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock currently held or hereafter owned either of record or beneficially (as defined in the Exchange Act) or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (A) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing, without the prior written consent of the Underwriter. The foregoing sentence shall not apply to (1) the sale of the Shares to be sold hereunder, (2) Stock to be issued upon the exercise of options granted or options to purchase Stock under employee benefit plans, qualified stock option plans or other employee compensation benefit plans existing on the date hereof and referred to in the Prospectus, (3) Stock to be issued pursuant to any non-employee director stock plan existing on the date hereof and referred to in each of the Disclosure Package and the Prospectus; provided, that, any such non-employee director shall have executed and delivered a lock-up agreement substantially in the form of Exhibit A hereto prior to the receipt of such Stock, (4) Stock to be issued pursuant to a dividend reinvestment plan or (5) Stock to be issued pursuant to a direct stock purchase plan. Notwithstanding the foregoing, if (x) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period; the restrictions imposed in this clause (viii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the research published or distributed on the Company is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

(x) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could cause or result in any stabilization or manipulation of the price of the Shares.

(xi) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on the Nasdaq National Market.

(b)	Each Selling Stockholder covenants and agrees with the Underwriter that:

(i)	To bear and pay any stamp, transfer, registration, documentary or similar taxes or duties (including interest and penalties if the payment was due to be made by such Selling Stockholder) payable in connection with (A) the sale and delivery by such Selling Stockholder of the Shares to or for the account of the Underwriter in the manner contemplated herein, and (B) the execution and delivery of this Agreement, and other amounts payable by such Selling Stockholder pursuant to this Agreement;

(ii)	Not to take, directly or indirectly, any action which is designed to or which constitutes or which might cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the Shares; provided, however, that this provision shall not apply to stabilization activities conducted by the Underwriter, as described in each of the Disclosure Package and the Prospectus; and

(iii)	In order to document the Underwriter’s compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986 with respect to the transaction herein contemplated, to deliver, prior to or at the Closing Date, a properly completed and executed United States Internal Revenue Service Form W-9 (or other applicable or successor form).

(iv) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, of any change in information in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(v) No Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(c)	The Underwriter agrees that it will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) an Underwriter Free Writing Prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in any document identified on Schedule V, (ii) any Issuer Free Writing Prospectus identified on Schedule IV, or (iii) any Underwriter Free Writing Prospectus prepared by such underwriter and approved by the Company in advance in writing.

5. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)	Registration Compliance; No Stop Order. The Registration Statement is effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated, pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b).

(b)	Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Selling Stockholders and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)	No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(a)(vii) hereof shall have occurred or shall exist or shall reasonably be expected to occur or exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto after the date hereof) or the Disclosure Package and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement and each of the Disclosure Package and the Prospectus.

(e)	Officer’s Certificates. The Underwriter shall have received on and as of the Closing Date:

(I) from the Company, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriter, in their capacity as such and on behalf of the Company, (i) confirming that such officers have carefully reviewed the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package and the Prospectus and, to the knowledge of such officers, the representation of the Company set forth in Section 3(a)(i) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above; and

(II) from each the Selling Stockholders, a certificate of an executive officer of such Selling Stockholder (or of the general partner or managing member of such Selling Stockholder), reasonably satisfactory to the Underwriter, in their capacity as such and on behalf of such Selling Stockholders, confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct as of the Closing Date, and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f)	Comfort Letters. On the date of this Agreement and on the Closing Date, each of Deloitte & Touche LLP and KPMG LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriter with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(g)	Opinion of Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinions, dated the Closing and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annexes A-1 through A-2 hereto.

(h)	Opinion of General Counsel of the Company. Leonard Steinberg, Esq., General Counsel of the Company, shall have furnished to the Underwriter, his written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex B hereto.

(i)	Opinion of FCC Counsel of the Company. The Underwriter shall have received on and as of the Closing Date, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special FCC regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex C hereto.

(j)	Opinion of Alaskan Regulatory Counsel of the Company. The Underwriter shall have received on and as of the Closing Date, the opinion of Birch, Horton, Bittner and Cherot, special Alaskan regulatory counsel for the Company, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex E hereto.

(k)	Opinion of Counsel for the Selling Stockholders. Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Selling Stockholders, shall have furnished to the Underwriter, at the request of the Selling Stockholders, their written opinion, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Annex F hereto.

(l)	Opinion of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date, an opinion of Shearman & Sterling LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)	No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of competent jurisdiction that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court of competent jurisdiction shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

(n)	Good Standing. The Underwriter shall have received on and as of the Closing Date, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(o)	Nasdaq Listing. The Shares to be delivered on the Closing Date shall have been approved for quotation on the Nasdaq.

(p)	Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and those certain individuals as set forth on Schedule III hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date.

(q)	W-9 Forms. The Underwriter shall have received on and as of the Closing Date properly completed and executed United States Treasury Department Forms W-9 from each of the Selling Stockholders.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

6.	Indemnification and Contribution.

(a)	Indemnification by the Company and the Selling Stockholders.

(i)	The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto), Prospectus Supplement or the Disclosure Package, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(ii)	Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling Stockholder hereunder and not jointly agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto),Prospectus Supplement or the Disclosure Package, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below; and provided, further, that, notwithstanding any other provisions herein, any loss, damage, expense, liability or claim shall only give rise under this Section 6(a)(ii) to liability for any Selling Stockholder if such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Selling Stockholder furnished to the Company for use in such Registration Statement or any Issuer Free Writing Prospectus or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or any Issuer Free Writing Prospectus or such Prospectus or necessary to make such information not misleading. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall not exceed the product of the number of shares of Stock sold by such Selling Stockholder multiplied by the public offering price of the Stock as set forth in each of the Disclosure Package and the Prospectus (the “Selling Price”).

(b)	Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, Prospectus Supplement or the Disclosure Package, it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the name of the Underwriter in the first paragraph and the statements set forth in the fourth, ninth through twelfth and fifteenth paragraphs relating to syndicate covering transactions and stabilizing bids under the caption “Underwriting” in the Prospectus.

(c)	Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a) and (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraphs (a) and (b) above that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on the reasonable advice of outside counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual and material differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company, and any such separate firm for any Selling Stockholder shall be designated in writing by Fox Paine Capital Fund, L.P. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or, subject to the terms of paragraphs (a) and (b) above, judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnification reasonably could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

(d)	Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholders with respect to contribution. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall not exceed the product of the number of shares of Stock sold by such Selling Stockholder multiplied by the Selling Price.

(e)	Limitation on Liability. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose ) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph d above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and in no event shall a Selling Stockholder be required to contribute any amount in excess of the product of the number of shares of Stock sold by such Selling Stockholder multiplied by the Selling Price. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

8. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Selling Stockholders and the Company, if after the execution and delivery of this Agreement and prior to the Closing (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc.; (ii) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date, on the terms and in the manner contemplated by this Agreement and each of the Disclosure Package and the Prospectus.

9.	[Reserved.]

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance by it of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Issuer Free Writing Prospectus, Prospectus Supplement and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of counsel to the Company and the Selling Stockholders and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may reasonably designate; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the NASDAQ National Market.

(b)	If (i) this Agreement is terminated pursuant to Section 8, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

(c)	Notwithstanding the foregoing, each Selling Stockholder shall pay (i) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Stockholder, and (ii) all other expenses incurred by such Selling Stockholder and incidental to the sale and delivery of Shares to be sold by such Selling Stockholder.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriter.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.	Miscellaneous.

(a)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter c/o RBC Capital Markets Corporation, One Liberty Plaza 6th floor, New York, New York 10006; Attention: Joe Morea, Syndicate Director (Fax: (212) 428-6260). Notices to the Company shall be given to it at Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage, Alaska 99503 (Fax: (907) 297-3153); Attention: Leonard Steinberg, Esq. Notices to the Selling Stockholders shall be given to Fox Paine Capital Fund, L.P. c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1150, Foster City, CA 94404; Attention: Chief Financial Officer.

(b)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)	Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and the Underwriter does not have any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriter has no obligation to disclose any of such interests by virtue of the transactions contemplated hereby (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

16. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter with respect to each transaction contemplated hereby. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty as a result of the transactions contemplated hereby or the process leading thereto.

17. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

By:	/s/ Leonard Steinberg

Name: Leonard Steinberg

Title: Vice President, General Counsel and Corporate Secretary

FOX PAINE CAPITAL FUND, L.P.

By:	Fox Paine & Company, LLC, its manager

By:	/s/ Saul A. Fox

Name: Saul A. Fox Title: Managing Member

FPC INVESTORS, L.P.
By:	Fox Paine & Company, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

ALEC COINVESTMENT FUND I, LLC
By:	Fox Paine Capital, LLC,
its manager
By:	Fox Paine Capital Management, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

ALEC COINVESTMENT FUND II, LLC
By:	Fox Paine Capital, LLC,
its manager
By:	Fox Paine Capital Management, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

ALEC COINVESTMENT FUND III, LLC
By:	Fox Paine Capital, LLC,
its manager
By:	Fox Paine Capital Management, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

ALEC COINVESTMENT FUND IV, LLC
By:	Fox Paine Capital, LLC,
its manager
By:	Fox Paine Capital Management, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

ALEC COINVESTMENT FUND V, LLC
By:	Fox Paine Capital, LLC,
its manager
By:	Fox Paine Capital Management, LLC,
its manager
By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Managing Member

BUCKS CAPITAL, LLC
By: /s/ Saul A. Fox
Name: Saul A. Fox
Title: Manager

By: /s/ W. Dexter Paine, III Name: W. Dexter Paine, III

Title: Manager

Accepted: March 10, 2006

RBC CAPITAL MARKETS CORPORATION

By: /s/ Peter D. Rittmaster
Name: Peter D. Rittmaster
Title: Managing Director

SCHEDULE I

Selling Stockholders Number of Shares	Number of Shares
Fox Paine Capital Fund, L.P.	7,916,995
FPC Investors, L.P.	117,473
ALEC Coinvestment Fund I, LLC	395,787
ALEC Coinvestment Fund II, LLC	197,893
ALEC Coinvestment Fund III, LLC	237,472
ALEC Coinvestment IV, LLC	237,472
ALEC Coinvestment Fund V, LLC	395,787
Bucks Capital, LLC	50,000
Total	9,548,879

SCHEDULE II

Name of Subsidiary	Jurisdiction of Organization
Alaska Communications Systems Holdings, Inc.	Delaware

ACS of the Northland, Inc.	Alaska

ACS of Alaska, Inc.	Alaska

ACS of Fairbanks, Inc.	Alaska

ACS of Anchorage, Inc.	Delaware

ACS Wireless, Inc.	Alaska

ACS Long Distance, Inc.	Alaska

ACS Services, Inc.	Alaska

ACS Internet, Inc.	Delaware

ACS Messaging, Inc.	Alaska

ACS InfoSource, Inc.	Alaska

ACS of Alaska License Sub, Inc.	Alaska

ACS of the Northland License Sub, Inc.	Alaska

ACS of Fairbanks License Sub, Inc.	Alaska

ACS of Anchorage License Sub, Inc.	Alaska

ACS Wireless License Sub, Inc.	Alaska

ACS Long Distance License Sub, Inc.	Alaska

ACS Media Holdings LLC.	Alaska

SCHEDULE III

Lock-Up Individuals

Directors:

Liane J. Pelletier

Non-Director Executive Officers:

Kenneth L. Sprain
David C. Eisenberg
Leonard A. Steinberg
Sheldon Fisher
David Wilson
Elizabeth Pierce

SCHEDULE IV

Schedule of Free Writing Prospectuses Included in the Disclosure Package

None.